UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             CASINO PLAYERS, INC.
            (Exact name of registrant as specified in its charter)

	Nevada				333-138251			54-2156042
(State or other jurisdiction	(Commission File Number)	(IRS Employer
     of Incorporation)						Identification Number)

                             700 W Hillsboro Blvd
                               Suite 102 Bldg 2
                          Deerfield Beach, FL. 33062
                   (Address of principal executive offices)

                                (954) 684-8288
                        (Registrant's Telephone Number)

                                      N/A
         (Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-138251

Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of each class
                             to be so registered:

                   Common Stock, par value $0.0001 per share

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

The description of the common stock, par value $0.0001 per share, of Casino Players, Inc., a Nevada corporation (the "Company") , in the section entitled "Description of Securities" in the Company's Registration Statement on Form S-1/A (File No. 333-138251) filed with the Securities and Exchange Commission (the "Commission") on October 8, 2009 and declared effective by the Commission on October 28, 2009, to which this Form 8-A relates is incorporated by reference herein.

Item 2.  Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description

3.1	State of Nevada Corporate Charter, Casino Players, Inc. dated July 19,
2005 (incorporated by reference to Exhibit 3.1 to the Company's SB-2 filed on October 27, 2006)

3.2	State of Nevada Certified Articles of Incorporation, Casino Players,
Inc. July 19, 2005 (incorporated by reference to Exhibit 3.2 to the Company's SB-2 filed on October 27, 2006)

3.3	Corporate Bylaws, Casino Players, Inc. dated October 10, 2005
(incorporated by reference to Exhibit 3.3 to the Company's SB-2 filed on October 27, 2006)

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit
4.1 to the Company's Amendment No. 4.1 to Form S-1 filed on April 9, 2009)

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

 					CASINO PLAYERS, INC.

Date: April 8, 2011		By:	/s/ William G. Forhan
 					William G. Forhan, CEO, CFO, and Chairman
 					(Principal Executive Officer)
 					(Principal Financial and Accounting Officer)